EX-35.15
(logo) WELLS FARGO

Corporate Trust Services

MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884-2000
Fax: 410 715 2380

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue,
New York, NY 10017


RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Veritas Multifamily Portfolio Whole Loan (in such capacities, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2013 (the "reporting period"):

(c) A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(d) To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.


March 24, 2014


/s/ Brian Smith
Brian Smith
Vice President


(page)


To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of October 1, 2013 by and among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, LNR PARTNERS, LLC, as Special Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent, and Custodian, U.S. BANK NATIONAL ASSOCIATION, as Trustee, and PENTALPHA SURVEILLANCE LLC, as Senior Trust Advisor, relating to the Series JPMBB 2013-C15 Commercial Mortgage Pass-Through Certificates relating to the Veritas Multifamily Portfolio Whole Loan, a pari passu portion of which is included in the Series JPMCC 2013-C16 Commercial Mortgage Pass-Through Certificates transaction.


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To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable